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Southern States Cooperative
Ratios of earnings to fixed charges

                                                                         Year ended June 30,
                                                      ---------------------------------------------------------
                                                      1998          1997         1996         1995         1994
                                                      ----          ----         ----         ----         ----
Earnings:
Income (loss) before income taxes,
  extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and distributions
  on capital securities of trust subsidiary        $13,632,424   $33,539,852  $34,645,994 $23,172,418  $11,730,434

Interest expense, net of capitalized interest       16,859,373    15,565,523   15,236,987  14,797,975   12,257,694

Portion of rents representative of interest
  factor                                             2,900,188     2,703,206    2,423,809   2,393,876    2,208,645
Amortization of capitalized interest                    62,249        15,143       10,832       6,051        6,764

Distributions on capital securities of trust                 0             0            0           0            0
  subsidiary
                                                    ----------    ----------   ----------  ----------   ----------
  Total Earnings                                   $33,454,234   $51,823,724  $52,317,622 $40,370,320  $26,203,537
                                                    ==========    ==========   ==========  ==========   ==========

Fixed Charges:
Interest expense (before deducting capitalized
  interest)                                        $17,310,851   $15,730,029  $15,352,563 $14,876,278  $12,337,035
Portion of rents representative of interest
  factor                                             2,900,188     2,703,206    2,423,809   2,393,876    2,208,645
Distributions on capital securities of trust
  subsidiary                                                 0             0            0           0            0
Preferred stock dividend requirements of
  majority-owned subsidiaries grossed up for
  pre-tax effect                                       316,063       316,061      316,061     316,063      336,154
                                                    ----------    ----------   ----------  ----------   ----------
  Total Fixed Charges                              $20,527,102   $18,749,297  $18,092,434 $17,586,217  $14,881,834
                                                    ==========    ==========   ==========  ==========   ==========
Ratio of Earnings to Fixed Charges                        1.63          2.76         2.89        2.30         1.76
                                                    ==========    ==========   ==========  ==========   ==========
Insufficient to cover fixed charges by



                                                                                                     Pro Forma
                                                                                                --------------------
                                                                                                               Nine
                                                                    Nine months ended            Year         Months
                                                                       March 31,                Ended         Ended
                                                                   ------------------         June 30,      March 31,
                                                                    1999         1998            1998           1999
                                                                   --------    ------         --------      ---------
Earnings:
Income (loss) before income taxes,
  extraordinary charge, cumulative effect of
  accounting changes and discontinued operations
  and distributions on capital securities of
  trust subsidiary                                             $(16,883,762)  $   408,284     $(4,402,000) $(26,634,000)

Interest expense, net of capitalized interest                    20,593,415    11,900,193      26,876,000    24,590,000

Portion of rents representative of interest
  factor                                                          2,436,774     2,175,141       6,900,148     3,693,091
Amortization of capitalized interest                                 46,687        11,357          62,249        46,687

Distributions on capital securities of trust
  subsidiary                                                              -             -       6,938,000     5,203,500
                                                                 ----------    ----------      ----------     ---------
  Total Earnings                                               $  6,193,114   $14,494,975     $36,374,397   $ 6,899,278
                                                                 ==========    ==========      ==========     =========

Fixed Charges:
Interest expense (before deducting capitalized                 $ 20,640,102   $11,911,550     $27,327,478   $24,636,687
  interest)
Portion of rents representative of interest                       2,436,774     2,175,141       6,900,148     3,693,091
  factor
Distributions on capital securities of trust                              -             -       6,938,000     5,203,500
  subsidiary
Preferred stock dividend requirements of
  majority-owned subsidiaries grossed up for
  pre-tax effect                                                    237,047       237,047         316,063       237,047
                                                                 ----------    ----------      ----------    ----------
  Total Fixed Charges                                           $23,313,923   $14,323,738     $41,481,689   $33,770,325
                                                                 ==========    ==========      ==========    ==========

Ratio of Earnings to Fixed Charges                                     0.27          1.01            0.88          0.20
                                                                 ==========    ==========      ==========    ==========
Insufficient to cover fixed charges by

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